                                                                 Exhibit 12.2

Exhibit 12.2 - Calculation of (1) EBITDA, (2) Ratio of total debt to EBITDA, and (3) EBITDA to cash interest expense (Dollars in thousands)


                                                                                                        Proforma
(1) EBITDA CALCULATION:                        1994        1995        1996        1997        1998        1998
    -------------------                        ----        ----        ----        ----        ----     ---------
    Pretax Income                              $ 5,602     $ 6,400     $ 3,173     $ 8,380     $ 3,036     $ 1,249
    Interest Expense                             1,341       1,827       4,937       4,483       5,076       7,497
    Depreciation and amortization expense        3,265       3,119       8,389       9,142      10,834      12,304
                                               -------     -------     -------     -------     -------     -------

    Total EBITDA                               $10,208     $11,346     $16,499     $22,005     $18,946     $21,050
                                               -------     -------     -------     -------     -------     -------
                                               -------     -------     -------     -------     -------     -------

    Interest expense includes amortization of deferred financing costs of $150,000, $180,000 and $210,000 in 1996, 1997 and 1998, respectively.

                                                        Proforma
(2) RATIO OF TOTAL DEBT TO EBITDA:                        1998
    ------------------------------                      --------
    Total Debt                                          $105,000

    EBITDA                                                21,050
                                                        --------

    Ratio of total debt to EBITDA                            4.9x
                                                        --------
                                                        --------

                                                        Proforma
(3) RATIO OF EBITDA TO CASH INTEREST EXPENSE:             1998
    -----------------------------------------           --------
    Total Debt                                          $105,000
    Multiplied by Annual Yield                            10.375%
                                                        --------

    Cash interest expense                               $ 10,894
                                                        --------
                                                        --------

    EBITDA                                              $ 21,050
                                                        --------
                                                        --------

    Ratio of EBITDA to cash interest expense                 1.9x
                                                        --------
                                                        --------